Exhibit 99.3

TIMBERJACK Sporting Supplies, Inc.
Pro-forma Consolidated Financial Statements (Unaudited)
For Three Month Period ended June 30, 2010

INTRODUCTION AND BASIS OF PRESENTATION
FOR PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

The following pro forma consolidated financial statements give effect to the acquisition of Chine Victory Profit Limited (“Target”) by TIMBERJACK Sporting Supplies, Inc. (“TIMBERJACK”), (hereafter refer to the “Enlarged Group”).
.
Pursuant to a  Share Exchange Agreement , TIMBERJACK, a public corporation incorporated in Nevada, has acquired 100% of the issued and outstanding shares of Target Company, a private limited company incorporated in British Virgin Island on May 13, 2004,  of 20,000 shares of common stock, with an exchange of 788,708 shares of common stock of $0.544 par value and a recapitalization of 863.9651shares of Series M-Preferred stock, with each Series M Preferred stock being convertible into 10,000 shares of common stock of TIMBERJACK, which is automatically converted into 8,639,651 shares of common stock upon the effectiveness of the reverse stock split..

The share exchange transaction between Target and TIMBERJACK is considered as a recapitalization transaction which the legal acquirer, TIMBERJACK, is treated as the accounting acquiree whereas TARGET,   the legal acquiree is treated as the accounting acquirer.

TIMBERJACK has concurrently completed as placement of 1,267,250 shares of Series A-Preferred stock, at $4.00 per share with $0.001 par value, with deduction of placement commission and professional expenses, resulting in $4,031,319 net proceeds.

The following pro forma consolidated balance sheet includes the balance sheets of TIMBERJACK and Target as of June 30, 2010, as if the acquisition of Target occurred on that date.

The pro forma consolidated balance sheet and statement of operations should be read in conjunction with the separate historical audited financial statements for both TIMBERJACK and Target, as follows:

(i)	for TIMBERJACK, unaudited financial statements for the period ended June 30, 2010

(ii)	for Target, unaudited financial statements as of and for the period ended June30, 2010

.  The pro forma balance sheet and earnings (loss) per share data of TIMBERJACK and Target are indicative of their consolidated financial position, had the acquisition occurred at the June 30, 2010.

MBERJACK SPORTING SUPPLIES, INC.
PRO FORMA CONSOLIDATED BALANCE SHEET (UNAUDITED)
FOR THREE MONTH PERIOD ENDED JUNE 30, 2010

	TIMBERJACK June 30, 2010	Target June 30, 2010	NOTE	Pro-Forma Adjustments June 30, 2010	Pro-forma Consolidated June 30, 2010

	NOTE 2(B)	NOTE 2(A)
	(unaudited)	(unaudited)		(unaudited)	(unaudited)
ASSETS

Current Assets
Cash and cash equivalents	$1,270	$1,906,916	[C]	$4,031,319	$5,939,505
Accounts receivable, net	—	19,641,346			19,641,346
Other receivables	—	13,978			13,978
Advances to suppliers	—	5,788,794			5,788,794
Prepaid expenses	—	5,137			5,137
Inventories	—	8,089,040			8,089,040
TOTAL CURRENT ASSETS	1,270	35,445,211		4,031,319	39,477,880
					—
Plant and equipment, net	—	4,401,870		—	4,401,870

TOTAL ASSETS	1,270	39,847,081		4,031,319	43,879,750

LIABILITIES

Current Liabilities
Accounts payable and accrued liabilities	1,750	7,862,324			7,864,074
Other payables	—	61,793			61,793
Advance from customers	—	35,053			35,053
Tax payable	—	11,673		—	11,673

	1,750	7,970,843			7,972,593

STOCKHOLDERS’ EQUITY

Capital Stock
20,000 ordinary shares at $1 each
Preferred stock, $.001 par value 1,267,250 shares of Series A	—	20,000	[E]	(20,000)
Preferred Stock issued and outstanding-series A 8,647,930 shares of Series M	—	—	[C]	1,267	1,267
Preferred Stock:
8,647,930 shares issued and finally converted into common stock	—	—		—	1
Common stock, $.544 par value1, 352,071 shares of common stock issued and outstanding	429,000		[D]	306,527	735,527
Additional Paid-in Capital- Series
A-Preferred stock	—	—	[C]	4,031,319	4,031,319
Additional Paid-in Capital-Series M
Preferred stock	—	—	[E]	(20,000)	(20,000)
Additional Paid-in Capital-Common stock arising from the conversion of Series M Preferred stock	(28,225)	127,572		(38,813)	(28,225)
Statutory Reserve Retained Earnings (Deficit)	(401,255)	30,467,150	(F)	401,255	30,467,150
			[D]	(306,527)	(306,527)

Accumulated other comprehensive income	—	1,261,516	[F]	(401,255)	954,989

TOTAL STOCKHOLDERS’EQUITY	(480)	31,876,238	35,829,531
TOTAL LIABILITIES AND STOCKHOLDERS’EQUITY	1,270	39,847,081	43,879,750

(a) – Refer to Note 2(C) to the proforma financial statements.

TIMBERJACK SPORTING SUPPLIES, INC.
PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS (UNAUDITED)\
FOR THREE-MONTH PERIOD ENDED JUNE 30, 2010

			Pro-Forma	Pro-Forma Consolidated
	TIMBERJACK	Target	Adjustments
	June 30,	June 30,	June 30,	June 30,
	2010	2010	2010	2010
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
			(Note 2 D)
Sales, net of tax	$-	$13,812,520	$-	$13,812,520
				-
Cost of sales	-	(10,014,539)	-	(10,014,539)

Gross margin	-	3,797,981	-	3,797,981

Selling and distributing costs	-	(16,453)	-	(16,453)
General and administrative expenses and professional fees	(13,743)	(400,579)	(306,527)	(720,789)
Financial costs	-	(1,475)	-	(1,475)

Income/expenses from operations	(13,743)	3,379,474	(306,527)	3,059,174

Other income, net
Non-operating expenses, net	-	(173)		(173)

Income/(loss) before tax	(13,743)	3,379,301	(306,527)	3,059,001

Provision for income taxes	-	(1,109)		(1,109)

Net income/(loss)	(13,743)	3,378,192	(306,527)	3,057,892

Other comprehensive income
-Foreign currency translation adjustments	-	(252,945)		(252,945)

Total comprehensive income	(13,743)	3,125,247	(306,527)	2,804,947

The accompanying notes are an integral part of these pro forma financial statements.

TIMBERJACK SPORTING SUPPLIES, INC.
PRO FORMA CONSOLIDATED NOTES TO FINANCIAL STATEMENTS

NOTE 1 – Share Exchange Transaction

On September 15, 2010,  TIMBERJACK, a public corporation incorporated in Nevada, has acquired 100% of the issued and outstanding shares of Chine Victory Profits Limited, (‘Target’), a private limited company incorporated in British Virgin Island on May 13, 2004,  of 20,000 shares of common stock, with an exchange of 788,708 shares of common stock of $0.544 par value and a recapitalization of 864 shares of Series M-Preferred stock, with each Series M Preferred stock, with $0.001 par value,  being convertible into 10,000 shares of common stock of TIMBERJACK.

NOTE 2 - Pro Forma Adjustments

The pro forma adjustments to the consolidated balance sheet give effect to the acquisition of Target as if the transactions had occurred at the companies’ respective balance sheet dates of their respective most recent audits.
A)           Derived from the audited balance sheet of Target as of March 31, 2010.

B)            Derived from the audited balance sheet of TIMBERJACK as of March 31, 2010.

C)           Being the gross proceed of private placement of 1,267,250 of Series A-Preferred stock of par value $0.001at $4 each,  less various expenses, including placement commission and professional fee of $1,037,681, with net proceeds of $4,031,319.

D)           The capital structure of TIMBERJACK has been altered with a reverse stock split of 544 to 1, resulting in issuance of 788,708 share of common stock with $0.544 par value per share to original common stock holder; with additional of 563,363 share of common sock at $0.544 par value being issued to Viking Investment as settlement of consulting expenses.

E)           Each share of Series M-Preferred Share can be converted to 10,000 share of common stock. For recapitalization purpose, Well Asia (BVI) and Ms Kahling Wong have been issued 790 and 74 share of Series M- Preferred Stock respectively and such Series M Preferred stock has been automatically converted into 8,639,651 shares of common stock.

(F) Being the reclassification of accumulated loss of the legal acquirer- TimberJack’s common stock into the accumulated Other Comprehensive Income of the pro-forma consolidated group as accounting acquiree.